Exhibit 99.1

Sharps Technology Announces $5.6 Million Registered Direct and Private Placement Priced at the Market Under Nasdaq Rules

NEW YORK, Sept. 27, 2023 (GLOBE NEWSWIRE) -- Sharps Technology, Inc. (the “Company”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, today announced that it has entered into a definitive agreement with institutional investors for the purchase and sale of 4,418,521 shares of common stock and pre-funded warrants to acquire common stock in a registered direct offering. The purchase price of each share is $0.64. The purchase price for the pre-funded warrants is identical to the purchase price for shares, less the exercise price of $0.001 per share.

In a concurrent private placement, the Company also agreed to issue to the same investors units to purchase pre-funded warrants to purchase up to 2,581,479 shares of common stock and common warrants to purchase 8,750,000 shares of common stock at an exercise price of $0.64 per share. The purchase price for each pre-funded unit will be $1.073, with an exercise price per pre-funded warrant of $0.001 per share. The private placement warrants will be exercisable immediately subject to registration and will have a 5.5-year term from the initial exercise date. Aggregate gross proceeds to the Company of both transactions are expected to be approximately $5.6 million. The transactions are expected to close on or about September 29, 2023, subject to the satisfaction of customary closing conditions.

The entire transaction has been priced at the market under Nasdaq rules.

Sharps expects to use the net proceeds from the offering for working capital and general corporate purposes.

Aegis Capital Corp. is acting as Exclusive Placement Agent for the offering.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-274146) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on September 5, 2023. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For additional information, please visit www.sharpstechnology.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:
US Investor Relations:
Adam Holdsworth, Managing Director	Craig Brelsford, Specialist
TraDigital IR	RedChip Companies Inc.
adam@tradigitalir.com	craig@redchip.com